Exhibit 10.18

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is entered into by and between ITG Communications, LLC (the “Company”) and the undersigned individual (“Executive”).

WHEREAS, the Company has expended significant time, money and effort acquiring and developing Confidential Information; developing and designing its products, services and business models; and establishing, developing and maintaining goodwill and business relationships with its customers and employees; all of which Executive agrees are valuable assets of the Company to which it has devoted substantial resources; and

WHEREAS, Executive is a key employee of the Company or one of its subsidiaries, and through such employment Executive has significant access to and the opportunity to learn and obtain competitively sensitive and important Confidential Information, including trade secrets and key information about the Company’s customers, and works with employees, customers, vendors and/or consultants who are critical to the business of the Company, ITG Parent, LLC, the parent company of the Company, and their direct and indirect subsidiaries (the “Company Group”);

NOW, THEREFORE, for good and valuable mutually agreed upon consideration, including Executive’s employment with the Company or one of its subsidiaries; Executive’s access to Confidential Information, including key information about, and goodwill with, the Company’s customers; all payments, incentives and professional and financial benefits provided to Executive as an employee of the Company or one of its subsidiaries; and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Executive agree as follows:

1. Non-Competition.

(a) During Executive’s employment with the Company Group and for twenty-four months thereafter (the “Restricted Period”), within the Restricted Territory, Executive shall not and shall cause Executive’s affiliates to not, directly or indirectly, whether as an officer, director, manager, employee, consultant, agent, operator, partner, creditor, investor or owner or in any other capacity: (a) engage in or assist others in engaging in any business or operations that are the same or similar to, or competitive with, those of any member of the Company Group during the term of Executive’s employment, which business and operations include outsourced fulfillment, maintenance and construction services supporting the municipal, cable, electric cooperative and telecom sectors (the “Restricted Business”); or (b) manage, control or own any direct or indirect interest in, or provide services to, a corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or any other entity or individual (any “Person”) that engages, directly or indirectly, in the Restricted Business; provided, however, that if the Executive’s employment is terminated by the Company without cause at any time during the Executive’s first twelve (12) months of employment, then the duration of the Restricted Period shall automatically by reduced to twelve (12) months from the date of such termination. Notwithstanding the foregoing, Executive may own, solely as a passive investment, securities of any Person traded on a national securities exchange so long as Executive is not a controlling Person of, or member of a group which controls, such Person and does not, directly or indirectly, own 2% or more of any class of securities of such Person. For purposes of this Agreement, “Restricted Territory” means the United States and any geographic area within a one hundred (100) mile radius of any location where, prior to the termination of Executive’s employment with the Company Group, any member of the Company Group conducts the Restricted Business or has plans to conduct the Restricted Business.

(b) Executive has disclosed to the Company that he serves as a director on the boards of directors of each of [Company Names] and as [Role] for the Society of Cable Telecommunications Engineers. For the avoidance of doubt, based on the Company’s understanding that Executive’s services to such Persons do not include engaging in the Restricted Business, the Company agrees Section 1(a) shall not be violated by Executive continuing to serve in such roles. Executive agrees to notify the Company promptly in the event that his engagements with the Persons named in this Section 1(b) terminate, expand or otherwise change in any material respect.

2. Non-Solicitation and No-Hire. During Executive’s employment with the Company Group and for twenty-four months thereafter, Executive shall not and shall cause Executive’s affiliates to not, directly or indirectly, on Executive’s behalf or on behalf of a third party: (a) cause, solicit, induce, facilitate or encourage any employee or independent contractor of the Company Group to terminate his or her employment or contractor relationship with the Company Group; (b) cause, solicit, induce, facilitate or encourage any client, customer, vendor, supplier or other business relation of the Company Group, with whom Executive interacted in the last two years of employment with the Company Group, or about whom Executive ever knew or obtained Confidential Information, to terminate, reduce or diminish its business or relationship with the Company Group, or appropriate or interfere with any actual or potential commercial, investment or other business opportunity of any member of the Company Group; or (c) hire, employ or otherwise engage to provide services any Person who is, or in the two years before such hiring, employment or engagement was, an employee or independent contractor of the Company Group; provided that the foregoing clause (a) shall not prohibit Executive from engaging in general solicitation for employees or independent contractors, so long as such solicitation is general in nature and does not specifically target any employee or independent contractor of the Company Group and Executive does not otherwise engage in any conduct that would violate clause (a) or directly or indirectly hire, employ or otherwise engage to provide services any Person covered by clause (c) who responds to such solicitation.

3. Confidential Information; Non-Disparagement.

(a) Non-Disclosure. During Executive’s employment with the Company Group and at all times thereafter, except as provided in Section 3(c), Executive shall not, and shall not permit Executive’s representatives and affiliates to, directly or indirectly, disclose, reveal, divulge or otherwise communicate to any Person other than officers, directors and employees of the Company Group, or use for the benefit of any Person other than the Company Group, any Confidential Information. Executive acknowledges and agrees that all documents, notes, memoranda, files, records, writings and other materials of any nature, written or electronic, that relate to or are useful in any matter to the Restricted Business are and will remain the sole and exclusive property of the Company Group. Executive will not remove from any member of the Company Group any such physical property, the original, electronic copy or any reproduction of any such materials or the information contained therein, except for purposes of carrying out Executive’s duties to the Company.

(b) Confidential Information. For purposes of this Agreement, “Confidential Information” means information related to the business of any member of the Company Group that is confidential, proprietary or otherwise not generally known by the public, whether written, oral, tangible or intangible, including but not limited to trade secrets; proprietary or customized coding, software and databases; product and project processes; methodologies, design, formulas, outputs, research and development of products or services; confidential records pertaining to existing or potential customers, including key customer contact information and contract terms; confidential business opportunities; merger or acquisition activity (including targets, opportunities and prospects); information regarding suppliers, partners or vendors, including key supplier, partner or vendor contact information and contract terms; strategies for advertising and marketing; business processes and strategies, including operational plans, blueprints, means and methods; insurance arrangements; computer databases, programs, software and other technology; personnel information and/or composition (wages, specialization, etc.); capital investment plans and/or large purchases including equipment; financial and revenue data and reports, including revenue, forecasts, projections, sales, pricing, margins, quoting and billing methods; any proprietary playbook or operational tools or methods of the Company Group and any work product or information derived therefrom; and any other business information that the Company Group maintains as confidential. “Confidential Information” does not include information that is generally available to the public on the date of this Agreement or that becomes generally available to the public other than as a result of a disclosure that is prohibited hereunder or a prohibited disclosure by any other Person. For purposes of this Section 3, “Company Group” shall also include Oaktree Capital Management, L.P. and its affiliates.

(c) Protected Activities. This Agreement shall not be construed or applied in a manner that limits or interferes with Executive’s right, without notice to or authorization of the Company, to make truthful statements or disclosures regarding unlawful employment practices, such as harassment, discrimination, retaliation and any other conduct that is or which Executive has reason to believe is unlawful, or to communicate and cooperate in good faith with any federal, state, local or foreign government, or any agency, bureau, board, commission, court, judicial body, arbitral body, department, political subdivision, tribunal or other instrumentality thereof (“Governmental Authority”), for the purpose of (i) reporting a possible violation of any U.S. federal, state or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Governmental Authority, including by providing documents or other information, or (iii) filing a charge or complaint with a Governmental Authority (except that Executive may not recover any monetary benefits in connection with any such charge, investigation or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Additionally, Executive shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a U.S. federal, state or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) if Executive files a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to Executive’s attorney in such lawsuit, provided that Executive must file any document containing the trade secret under seal, and Executive may not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Executive be authorized to make any disclosures as to which the Company or Company Group may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of a duly authorized officer of the Company or Company Group, except to the extent disclosure of such information is permitted under any applicable law.

(d) Non-Disparagement. During Executive’s employment with the Company Group and at all times thereafter, Executive shall not, directly or indirectly, make or cause or encourage others to make any false or misleading statements regarding, or any statements that defame, disparage or in any way criticize or otherwise reflect negatively on the personal or business reputations, practices, operations, business or conduct of, the Company Group, any of its affiliates (including Oaktree Capital Management, L.P.), or any of its or their current and former officers, directors, employees, agents, advisors, partners, workers, clients, investors, equityholders, principals, members, managers, financing sources, representatives, customers, suppliers, licensees, licensors or other business relations, through verbal, written, digital or electronic communications or any other means, including on any social media or online platform. Notwithstanding the foregoing, this Section 3(d) shall not be construed or applied in a manner that limits or interferes with Executive’s right to engage in any protected activities described in Section 3(c).

4. Return of Property. Upon termination of Executive’s employment with the Company Group, or at any time that any member of the Company Group requests: (a) Executive shall promptly return, or upon written instruction destroy, all documents, notes, memoranda, files, records, writings and other materials of any nature, written or electronic, and any copies thereof, in Executive’s possession or control containing Confidential Information or pertaining to any member of the Company Group; and (b) Executive shall promptly return any equipment provided to Executive such as laptop computers, mobile phones or printers.

5. Company IP and IP Rights.

(a) Ownership. The parties acknowledge and agree that the Company owns all right, title and interest in and to all Technology that is conceived, created, developed, discovered or reduced to practice by Executive, whether solely or jointly with others, in the course of employment with the Company Group at any time (the “Company IP”) and all worldwide copyrights, trademarks, trade secret rights, patents, moral rights, contract rights, and other intellectual property or proprietary rights existing now or in the future related to the foregoing, and all applications and registrations and goodwill associated with any of the foregoing (collectively, “IP Rights”). “Technology” means all technology, know-how, techniques, trade secrets, Confidential Information, ideas, discoveries, developments, inventions (whether or not patented or patentable), algorithms, APIs, routines, software and firmware (in any form, including source code and executable or object code), interfaces, URLs, websites, files, data, data collections and databases, instructions, notes, diagrams, formulae, works of authorship, content, processes, methodologies, protocols, marks (including brand names, product names, logos, domain names, and slogans), methods, schematics, specifications, tools, work product, any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing.

(b) Assignment and Exclusions. To the extent not already irrevocably and unconditionally assigned to the Company, Executive does hereby irrevocably and unconditionally assign to the Company all right, title and interest in and to all Company IP and all IP Rights embodied in or relating thereto on a worldwide basis in perpetuity to the maximum extent permitted by law. Company IP does not include, and the provisions of this Agreement requiring assignment of Company IP to the Company do not apply to, any Excluded IP. “Excluded IP” means all Technology (i) in which Executive has an ownership interest prior to Executive’s employment with the Company or its affiliates (including any prior inventions described below) or (ii) that qualifies under the provisions of the laws of any state which precludes a requirement in an employment or other service provider agreement to assign certain classes of inventions made by a service provider. To the maximum extent permitted by law, Executive hereby irrevocably and unconditionally waives and agrees never to assert, in each case with respect to the Company Group and its affiliates, any and all moral rights in or with respect to the Company IP or the Licensed IP licensed under Section 5(c), which waiver, consent and non-assertion shall extend to all claims for damages and other remedies asserted on the basis of moral rights. This assignment, waiver, consent and non-assertion, as applicable, is made in favor of the Company and will extend to the Company’s licensees, sublicensees, assignees and successors. Executive has provided to the Company a list attached hereto describing all inventions, original works of authorship, developments, improvements and trade secrets that were made by Executive prior to employment with the Company Group, relate to the Company Group’s proposed business, products or research and development, and are owned in whole or in part by Executive, or, if no such list is attached, Executive represents that there are no such items.

(c) License. Executive agrees to not incorporate, or permit to be incorporated, any Excluded IP into any Company Group product, process or service without the Company’s prior written consent. Executive hereby grants to the Company and its affiliates a perpetual, irrevocable, non-exclusive, worldwide, freely-transferable, royalty-free and fully paid up license (with the right to grant sublicenses through multiple levels) under all IP Rights to sell, offer to sell, import, reproduce, create derivative works of, display, execute, distribute, publicly perform, publicly display, use, make available and otherwise exploit the Licensed IP and to practice any method or perform any process necessary or useful in connection with the exercise of any of the foregoing license rights. “Licensed IP” means (i) Excluded IP that Executive incorporates (or has incorporated) into any Company IP or into any Technology (including any products or services) of the Company or any of its affiliates or utilizes (or has utilized) in the performance of employment; (ii) any Excluded IP or IP Rights related thereto that would (but for the licenses granted herein) be infringed by the practice or exploitation of any Company IP or any Excluded IP described in clause “(i)” of this definition; and (iii) any Company IP or IP Rights in or relating to Company IP with respect to which any assignment set forth in Section 5(b) is ineffective for any reason.

(d) Cooperation. Executive agrees to cooperate with the Company in taking all further actions (including the execution and delivery of documents) necessary, or reasonably requested by the Company, to evidence, record, obtain, perfect, maintain, protect, defend and enforce the Company’s rights in the Company IP and IP Rights related thereto and otherwise carry out the purposes of this Agreement. If the Company is unable, because of Executive’s unavailability or for any other reason, to secure Executive’s signature with respect to any of the foregoing documents, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, to act for and on Executive’s behalf and stead, to execute such documents and to do all other lawfully permitted acts to further the application for or prosecution, issuance, maintenance or transfer of any IP Rights or to otherwise carry out the purposes of this Agreement with the same legal force and effect as if originally executed by Executive. This designation and appointment will be deemed coupled with an interest and is irrevocable.

6. Remedies. Executive acknowledges and agrees that Executive’s expertise is of a special and unique character and that any breach or threatened breach of this Agreement by Executive will cause serious and irreparable injury to the Company Group which will be difficult to quantify, that money damages alone will not adequately compensate the Company Group for such breach, and thus, in addition to any other remedies it may have at law or in equity, that the Company Group shall be entitled to both temporary and permanent injunctive relief without bond or proving actual damages. In addition, in the event of a breach by Executive of any of the covenants set forth in Section 1 or Section 2, the applicable period during which such covenants survive shall be automatically extended by the amount of time between the initial occurrence of such breach and when such breach has been cured.

7. Severability and Reformation. Each term in this Agreement constitutes a separate covenant between the parties and is fully severable from every other term. If an appropriate court determines that any particular paragraphs, phrases, words or other portions of this Agreement are invalid or unenforceable as written, such invalidity or unenforceability shall not affect the other provisions of this Agreement. Further, if an appropriate court determines that any restriction in this Agreement is excessively broad as to duration, geographic scope, activity or subject, the Company and Executive agree that the court may modify or amend such restriction to render it enforceable to the fullest extent permitted by applicable law, consistent with the general intent of the Company and Executive to provide the maximum protection possible with respect to its customers and Confidential Information without contravening the public policy of any competent jurisdiction.

8. No Reliance; Application. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein. Notwithstanding anything to the contrary in this Agreement or any other current or future agreement containing restrictive covenants to which Executive is party with the Company Group, nothing in this Agreement or such other agreements shall restrict or prohibit the conduct of any business or the solicitation, recruitment, hiring or engagement of any service provider, in each case, by or on behalf of Oaktree Capital Management, L.P. or any of its controlled affiliates (including, for the avoidance of doubt, its portfolio companies). Subject to the foregoing, Executive acknowledges and agrees that the covenants and agreements set forth in this Agreement are independent of, supplemental to and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any such other agreements unless express written reference is made to the specific provisions which are intended to be superseded.

9. Assignment. Executive may not assign Executive’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement without the consent of or prior notice to Executive. Any and all rights and remedies of the Company under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company or by any member of the Company Group (each of which shall be express third-party beneficiaries of and have the right to enforce this Agreement), and Oaktree Capital Management, L.P. shall be an express third-party beneficiary of and have the right to enforce Section 3 and Section 8 of this Agreement. Except as set forth in the previous sentence, no Person who is not a party to this Agreement has any legal or equitable rights under or with respect to this Agreement.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., Docusign), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Survival. The covenants and obligations of Executive under this Agreement shall continue through and survive the termination of Executive’s employment with the Company Group or any termination of this Agreement or any change in the terms or conditions of Executive’s employment with the Company Group, including changes in job title, duties, reporting responsibilities, compensation, benefits or classification.

12. Governing Law. This Agreement, all questions concerning the construction, interpretation and validity of this Agreement, the rights and obligations of the parties hereto, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, and the negotiation, execution or performance of this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Texas, including its statutes of limitations, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction and without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction.

13. Acknowledgements.

(a) Executive acknowledges that before entering into this Agreement, Executive has had the opportunity to consult with any attorney or other advisor of Executive’s choice, and Executive is hereby advised to do so.

(b) Executive further acknowledges that Executive has been provided an opportunity to review and consider this Agreement in advance of signing it.

(c) Executive further acknowledges that Executive has read this Agreement and understands all of its terms, that the restrictions contained this Agreement are reasonable (including, without limitation, their duration and scope), and that Executive has entered into this Agreement of Executive’s own free will.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Restrictive Covenant Agreement as of the date set forth below.

EXECUTIVE

/s/ Andrew Parrott
Name: Andrew Parrott
Date: 3-20-2026

COMPANY

ITG COMMUNICATIONS LLC

By:	/s/ Michael Brooks
Name: Michael Brooks
Title: Chief Executive Officer

Date: 3-20-2026